Exhibit 99.1
                                                                    ------------

Company Press Release

First Bancorp of Indiana, Inc. Announces Earnings

EVANSVILLE, Ind., April 16, 2004 /PRNewswire-FirstCall/ -- First Bancorp of Indiana, Inc., (Nasdaq:FBEI), the holding company for First Federal Savings Bank (the "Bank"), reported earnings of $271,000 for the quarter ended March 31, 2004, compared to $302,000 for the same quarter in 2003, a decrease of 10.3 percent. For the nine months ended March 31, 2004, net income was $883,000 or
20.2 percent below the $1.1 million recognized over the like period a year ago.

Third quarter earnings represented 17 cents per average outstanding share (diluted) compared to 19 cents for the quarter ended March 31, 2003. For the first three quarters of the fiscal year, diluted earnings per share totaled 56 cents on 1.58 million average shares compared to 70 cents on 1.59 million shares during the same period the preceding year.

The lower third quarter earnings primarily resulted from increased noninterest expenses, most notably personnel expenses. Such expenses, of which more than three-quarters was attributable to the various employee benefit programs, increased 12.0 percent over the same period in fiscal 2003.

For the quarter ended March 31, 2004, net interest income increased 1.0 percent despite the sustained low interest rate environment during the past twelve months that has narrowed the spread between the yields on earning assets and the costs of funds. Noninterest income grew 6.7 percent between the comparative quarters. However, much of this increase was attributed to non-routine items. Aside from these items, gains on consumer loan sales, fees for servicing sold loans, and fees for ATM usage offset lower mortgage bank revenue and deposit service charges.

Certain information in this press release may constitute forward-looking information that involves risks and uncertainties that could cause actual results to differ materially from those estimated. Persons are cautioned that such forward-looking statements are not guarantees of future performance and are subject to various factors that could cause actual results to differ materially from those estimated. Undue reliance should not be placed on such forward-looking statements.

First Bancorp of Indiana, Inc. and First Federal Savings Bank, an FDIC-insured federal stock savings bank, operate from headquarters in Evansville, Indiana.

CONTACT: Harold Duncan, President and CEO, First Bancorp of Indiana,
812-423-3196.

                         First Bancorp of Indiana, Inc.
                        Consolidated Financial Highlights
                                 (in thousands)

                                                              3/31/2004       6/30/2003
                                                           ================ ===============
Selected Balance Sheet Data:                                 (unaudited)
----------------------------
Total assets                                                     236,746        188,506
Investment securities                                              4,094              0
Mortgage-backed securities                                        66,257         31,957
Loans receivable, net                                            143,666        135,022
Deposit accounts                                                 159,065        115,891
Short-term borrowings                                              1,000              0
Long-term debt                                                    42,333         40,333
Equity capital                                                    30,572         29,906

                                                                    Three months                    Nine months
                                                                   ended March 31,                ended March 31,
                                                                2004             2003           2004           2003
                                                           ================================ =============================
Selected Operating Data:                                     (unaudited)     (unaudited)     (unaudited)   (unaudited)
------------------------
Interest income                                                 2,681           2,595           7,823          8,217
Interest expense                                                1,180           1,108           3,401          3,594
                                                           -------------------------------- -----------------------------
Net interest income                                             1,501           1,487           4,422          4,623
Provision for loan losses                                          90             123             137            423
                                                           -------------------------------- -----------------------------
Net interest income after provision                             1,411           1,364           4,285          4,200
Noninterest income                                                523             490           1,544          1,452
Noninterest expense                                             1,571           1,439           4,563          4,083
                                                           -------------------------------- -----------------------------
Income before income taxes
  and cumulative effect of a                                      363             415           1,266          1,569
  change in accounting principle
Income taxes                                                       92             113             383            463
Cumulative effect of change in
    accounting principle                                            0               0               0              0
                                                           -------------------------------- -----------------------------
Net income                                                        271             302             883          1,106



                                                                      At or for                      At or for
                                                                  the three months                the nine months
                                                                   ended March 31,                ended March 31,
Selected Financial Ratios:                                      2004             2003           2004           2003
--------------------------
                                                           ================================ =============================
Performance Ratios:                                          (unaudited)     (unaudited)     (unaudited)   (unaudited)
Return on average assets                                         0.48%            0.67%           0.57%         0.81%
Return on average equity                                         3.61%            3.95%           3.93%         4.83%
Basic earnings per share                                         0.18             0.20            0.59          0.73
Diluted earnings per share                                       0.17             0.19            0.56          0.70
Interest rate spread                                             2.73%            3.27%           2.91%         3.36%
Net interest margin                                              2.91%            3.58%           3.12%         3.69%
Other expenses as a % of average total assets                    2.81%            3.17%           2.96%         2.98%

Asset Quality Ratios:
Nonperforming loans as a % of total loans                        0.62%            0.32%           0.62%         0.32%
Nonperforming assets as a % of total assets                      0.39%            0.23%           0.39%         0.23%
Allowance for loan losses as a % of total loans                  0.72%            0.83%           0.72%         0.83%
Allowance for loan losses as a %
  of nonperforming loans                                       115.27%          258.50%         115.27%       258.50%

For further information:
Harold Duncan, Chairman & CEO
(812) 423-3196